 As filed with the Securities and Exchange Commission on July 15, 1999
                           Commission File Number
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               FORM SB-2
                        REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            Global Foods Online, Inc.

     Nevada                                                95-4741485
(State or other       (Primary Standard Industrial    (I.R.S. Employer
jurisdictions           Classification Code Number)     Identification
number)
of incorporation
or organization
                          520 North Kings Road, Suite 214
                           Los Angeles, CA 90048
                         Telephone:  323-852-9877
      (Address and telephone number of registrant's principal executive offices and principal place of business.)

                            Resident Agents of Nevada
                            711 South Carson Street
                            Carson City Nevada 89701
                                (702) 882-4641
(Name, address and telephone number of agent for service.)

                                with copies to:
                                Jody M. Walker
                                Attorney At Law
                             7841 South Garfield Way
                            Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   |x|

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
Common Stock(1)        2,000,000       $.50          $ 1,000,000      $ 312.50

Common Stock(2)        1,750,000       $.10              175,000         54.69
                      ----------      -----          -----------     ---------
                       3,750,000                       1,175,000      $ 367.19

(1)Represents Common Stock underlying the Class A Warrants.
(2)Represents Common Stock to be registered on behalf of Selling
Security Holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED JULY 15, 1999
                        SUBJECT TO COMPLETION

                           2,000,000 Common Shares
                        underlying the Class A Warrants
                     on behalf of Selling Security Holders
                  1,750,000 Common Shares being registered
                     on behalf of Selling Security Holders

                          GLOBAL FOODS ONLINE, INC.

Selling Stockholders identified in this prospectus are offering all of the shares to be sold in the Offering. The Company will not receive any
cash or other proceeds in connection with the subsequent sale.   The
Company is not selling any Common Shares on behalf of Selling Security Holders and has no control or affect on these Selling Security Holders.

Each Selling Security Holder may be deemed to be an underwriter under the Securities Act of 1933.

This is our initial public offering, and no public market currently
exists for our shares.   The offering price may not reflect the market
price of our shares after the offering.

Consider carefully the risk factors beginning on page 8 in the prospectus.

Neither the SEC nor state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                      (Footnotes on following page)

               The date of the Prospectus is July 15, 1999

We will terminate the offering on or before March 31, 2000. In the Company's sole discretion, we may extend the offering of Common Shares for up to three Thirty-day periods, but in no event later than June 30, 2000.

2The amount as shown in the preceding table does not reflect the deductions of (1) general expenses payable by the Company; and (2) fees payable in connection with legal and accounting expenses incurred in this
Offering.   These expenses are estimated to be $36,867.19.

                   REPORTS TO SECURITY HOLDERS

The Company shall become subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange
Commission.   The Company has not yet filed any reports with the
Securities and Exchange Commission. The reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7
World Trade Center, New York, New York 10048.   Copies of such material
can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

The Company will furnish to shareholders: (i) an annual report containing financial information examined and reported upon by its certified public accountants; (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

                    AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

The Company will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to David Gordon, 520 North Kings Road, Suite 214, Los Angeles, California 90048.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

UNTIL          , 1999 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL
PERSONS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF SUCH PERSONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

NO DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE

COMPANY, OR THE UNDERWRITER, IF AN UNDERWRITER ASSISTS IN THE SALE OF THE SECURITIES.THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE TO

ANY PERSON IN ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.

NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  7
RISK FACTORS                                        8
SELLING SECURITY HOLDERS                           10
TERMS OF THE OFFERING                              12
SOURCE AND USE OF PROCEEDS                         13
DILUTION                                           13
THE COMPANY                                        13
BUSINESS ACTIVITIES                                14
MANAGEMENT'S DISCCUSION OF FINANCIAL
   CONDITION                                       15
MANAGEMENT                                         16
CERTAIN TRANSACTIONS                               18
PRINCIPAL SHAREHOLDERS                             18
SHARES ELIGIBLE FOR FUTURE SALE                    19
MARKET FOR REGISTRANT'S COMMON EQUITY              19
DESCRIPTION OF SECURITIES                          20
LEGAL MATTERS                                      20
LEGAL PROCEEDINGS                                  20
EXPERTS                                            20
INTERESTS OF NAMED EXPERTS AND COUNSEL             20

                        PROSPECTUS SUMMARY

The following summary contains basic information about this offering.
It likely does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

The Company.   We provide an all-inclusive advertising, promotion and
marketing tool for the sale of foods, beverages and confectionery from
around the world to the U.S and Canadian marketplace.   We publish "The
Source," an international food and beverage source directory on the Internet and also provide a hard copy to food and beverage manufacturers.

               520 North Kings Road, Suite 214, Los Angeles, CA 90048
                             (323) 852-9877

RESALES BY SELLING
SHAREHOLDERS.                            This Prospectus relates to
                                         Common Shares being registered
                                         on behalf of selling security
                                         holders. We will not receive
                                         any cash or other proceeds in
                                         connection with the
                                         subsequent sale. We are not
                                         selling any Common Shares on
                                         behalf of Selling Security
                                         Holders.  We have no control or
                                         affect on these Selling Security
                                         Holders.  See "Selling Security
                                         Holders."

MARKET FOR COMMON STOCK
AND CLASS A WARRANTS.                   Prior to the date hereof, we have
                                        had no trading market for our
                                        Common Stock or Class A Warrants.
                                        We have agreed to use its best
                                        efforts to apply for the
                                        quotation of our Common Stock on
                                        the OTC Bulletin Board.

                                        We cannot offer assurance that
                                        our Common Stock will be quoted,
                                        that an active trading and/or a
                                        liquid market will develop or,
                                        if developed, that it will be
                                        maintained.   See "Risk Factors"
                                        and "Market Listing."

RISK FACTORS                            An investment in our company has
                                        material risks such as
                                        uncertainty of future financial
                                        results, liquidity dependent on
                                        additional capital and debt
                                        financing and risks related to
                                        our operations, in
                                        connection with the purchase of
                                        the securities. See "Risk
                                        Factors."

Absence of Dividends; Dividend Policy   We do not currently
                                        intend to pay regular cash
                                        dividends on its Common Stock.
                                        Our Board of Directors will
                                        review this policy from time to
                                         time in light of,
                                        among other things, our
                                        earnings and financial position.
                                        We do not anticipate
                                        paying dividends on our Common
                                        Stock in the foreseeable future.
                                        See "Risk Factors."

Transfer Agent                          Our transfer agent is Fidelity
                                        Transfer Company.

----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire Prospectus and carefully consider, among other things, the following Risk
Factors:

No Established Business/No Independent Market Research of Potential
Demand for Current Operations.   We are in the development stage. No
independent organization has conducted market research providing us with independent assurance from which to estimate potential demand for our business operations. We cannot be assured that we will be successful even in the event a market demand is independently identified. See "BUSINESS ACTIVITIES."

Lack of Operating Results.   Our Company was formed in September 1990.
Until our recent acquisition of IF&B media Corporation, our activities have been limited to organizational and capital formation. The
Company is still in the development stage. We will experience higher than
normal operating expenses during initial operations.    To date, we have
had no revenues.   We had an accumulated deficit of (125,581) at April
30, 1999.   We cannot assure future revenues or profits.

Additional Financing May be Required.   Even if all of the Class A
Warrants are exercised, we may not have adequate funds available for our
business activities.   We will have funds sufficient for the Company's
operating and capital requirements for the next twelve months only. Accordingly, our ultimate success may depend upon our ability to raise additional capital or to have other parties bear a portion of the required costs to further develop or exploit our business activities. We have no specific plans to obtain additional financing. We have no assurance that any additional financing can be obtained at terms
favorable to us.   Our inability to obtain such financing would have a
material adverse effect on our ability to meet our operating and capital
requirements.   (See "USE OF PROCEEDS" AND "BUSINESS ACTIVITIES.").

Future Sales of and Market for the Common Shares.    Assuming exercise of
all of the Class A Warrants, we will have 8,323,160 Common Shares
outstanding.   Of these, we will have 4,475,000 of the Common Shares
which will be considered "restricted securities" as that term is defined in Rule 144 adopted under the United States Securities Act of 1933, as
amended.   In the future, these restricted common shares may be sold only
in compliance with the resale provisions set forth in Rule 144.   Rule
144 provides, in essence, that affiliated persons holding restricted securities for a period of one year may sell in brokerage transactions an amount equal to one percent of the Company's securities or outstanding Common Shares every three months. These Common Shares will be eligible
for sale subject to this provision in February 2000.   As a result, the
price of our Common Shares may, be diluted due to these future sales.

We have no market for our securities at present.  We can give no
assurance that one will develop.   Our securities, if traded, would be
quoted on the OTC Bulletin Board, rather than Nasdaq.   The OTC Bulletin
Board provides significantly less liquidity than the Nasdaq system.

Benefit to Management.    We may, in the future, pay our management
substantial salaries and other benefits.   Our payment of future larger
salaries, commissions and the costs of these benefits may be a burden on
the Company.   This could be a factor in limiting or preventing us from
achieving profitable operations in the future. However, we would not continue to pay management such substantial salaries and other benefits under circumstances where we would experience a material negative effect on our financial condition. Although specific factors to be utilized in determining the increase in compensation and benefits have been determined, we anticipates that individual performance, our liquidity and
profitability will be part of the determining factors.   See "MANAGEMENT
- Remuneration."

No Diversification.  We are engaged in the advertising, promotion and
marketing of foods, beverages and confectionery.   As a result, our
financial viability will depend almost exclusively on our ability to
generate revenues from our operations.   We will not have the benefit of
reducing our financial risks by relying on revenues derived from other operations.

Financial Condition.  We currently have a negative cash flow from our
operating activities.   We cannot be assured that we will have adequate
funds to pay all of our operating expenses assuming the expansion and
promotion of our operations.    Additionally, we cannot be assured that
our business will be operated in a profitable manner.

Competition.    We will experience significant competition in the food
and beverage promotion industry.   We will compete with established
companies and other entities (many of which possess substantially greater
resources than the Company).   Almost all of the companies with which we
compete are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company now has, or will have in the foreseeable future. Other competitors will likely emerge in the near future. We cannot be assured that we will compete successfully with
other established companies.   We shall compete on the basis of price and
quality.    Our inability to compete successfully might result in
increased costs, reduced yields and additional risks to the investors
herein.   See "The Company - Competition."

Arbitrarily Determined Warrant Exercise Price. We arbitrarily established the exercise price of the A Warrants with no direct relationship to our assets, book value or any other objective criteria. Accordingly, the A Warrants can be considered to have little or no value at the present time.

Lack of Dividends. We cannot be assured that our operations will become profitable. At the present time, we intend to use any earnings, which may be generated to finance the growth of the Company's business. See "DESCRIPTION OF SECURITIES".

Dependence on Key Individuals. Our future success is highly dependent upon our key individuals' management skills and our ability to attract and retain qualified key individuals. Our inability to obtain and employ
these individuals would have a serious effect upon our business.   We
currently have no employment agreements with our management.and we do not have any plans or proposals to enter into employment contracts with any
key individuals.   There can be no assurance that we will be successful
in retaining these key individuals or that we can attract or retain
additional skill personnel required.   We may, in the future, purchase
key man life insurance. "THE COMPANY - Employees" and "MANAGEMENT."

Vulnerability to Fluctuations in the Economy.   Demand for our
products is dependent on, among other things, general economic conditions which are cyclical in nature. We may be damaged by prolonged recessionary periods.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities.
We intend to list our Common Shares on the OTC Bulletin
Board and then NASDAQ upon meeting the requirements for a NASDAQ listing, if ever. Upon completion of this offering, we will not meet the
requirements for a NASDAQ listing.   Until we obtain a listing on
NASDAQ, if ever, our securities will be covered by a Rule 15g-9
under the Securities Exchange Act of 1934.   This rule imposes additional
sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income
exceeding $200,000 or $300,000 jointly with their spouse).    For
transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale.

In order to approve a person's account for transactions in penny stock, the broker or dealer must
      - (1) obtain information concerning the
person's financial situation, investment experience and investment objectives;
      - (2) reasonably determine, based on the information required by paragraph (1) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and

      - (3) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (2) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (2) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security
       - (1) registered, or approved for registration upon
notice of issuance on a national securities exchange that makes transaction
reports available pursuant to 17 CFR 11Aa3-1
       - (2) authorized or approved for
authorization upon notice of issuance, for quotation in the NASDAQ system;
       - (3) that has a price of five dollars or more or . . . .
       - (4) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person.

Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this
offering to sell their shares in the secondary market.   See "Market for
Registrant's Common Equity and Related Stockholder Matters - Broker-Dealer Sales of Company's Securities."

Maintenance of Current Prospectus.     In order for the warrant holders
to exercise their warrants, we must maintain a current prospectus as part
of this registration statement.   We cannot offer assurance that we will
have the resources to prepare the necessary documentation.   As a result,
warrant holders may not be able to exercise their warrants when desired, if at all.


--------------------------------------
        SELLING SECURITY HOLDERS
--------------------------------------

The Company is not selling any Common Shares on behalf of Selling Security Holders and has no control or affect on the Common Shares of these Selling Security Holders which are not subject to any lock-up agreement.

The Selling Security Holders may sell the Common Shares offered hereby in one or more transactions (which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such
prevailing market prices or at negotiated prices.   The Selling Security
Holders may effect such transactions by selling the Common Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of the Common Shares for whom they may act as agent or to
whom they may sell as principals, or both.   The Selling Security Holders
and any agents, dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

The Offering by Selling Security Holders will terminate on or before June 30, 2000. In the Company's sole discretion, the offering of Common Shares by Selling Security Holders may be extended for up to three Thirty day periods, but in no event later than September 30, 2000.

The Company shall register pursuant to this prospectus 1,750,000 Common Shares currently outstanding and 2,000,000 Common Shares underlying Warrants for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the Common Shares being registered on behalf of the Selling Security Holders.

Name and Amount             Total Number  % Owned     Number of     %
Owned
Being Registered               Owned      Prior to   Shares Owned
After
                             Currently    Offering  After Offering
Offering

Joel R. Shine
  40,000                      62,963         1.0%      22,963        .36%
  500,000(1)                 500,000(1)     25%(2)          0          0%
Timothy Miles
   360,000                   502,865         7.95%    142,865       2.26%
   500,000(1)                500,000(1)     25%(2)          0          0%
Phillip Fox
   290,000                   340,000         5.38%     50,000        .79%
Moody's Financial
   Relations, Inc.
   310,000                   310,000         4.90%          0          0%
Elizabeth Gheen
    50,000                    62,500        .99%       12,500         .2%
   500,000(1)                500,000(1)     25%(2)          0          0%
Mitsuo Tatsugawa
   80,000                     92,500         1.3%      12,500         .2%
   500,000(1)                500,000(1)     25%(2)          0          0%
David Gordon(3)
   25,000                  1,950,000       30.84%   1,925,000      30.44%
John Harrison(4)
   25,000                  1,950,000       30.84%   1,925,000      30.44%
Tamie Aceves
   200,000                   200,000        3.16%           0          0%
Dennis Knepp
   5,000                       5,000         .08%           0          0%
John Poli
   100,000                   100,000        1.58%           0          0%
J.W. Kennedy
   10,000                     10,000         .16%           0          0%
John Schaeffer
   10,000                     10,000         .16%           0          0%
Neal Mark Friedfertig
   15,000                     15,000         .24%           0          0%
Lawrence Gordon
   5,000                       5,000         .08%           0          0%
Griff E. Stone
   10,000                     10,000         .16%           0          0%
David N. Cohen
   5,000                       5,000         .08%           0          0%
500010 BC LTD.
   10,000                     10,000         .16%           0          0%
391566 BC LTD.
   10,000                     10,000         .16%           0          0%
Russell H. Trager and
   Edna Trager JT WROS
   5,000                       5,000         .08%           0          0%
Janet Gildersleeve
   5,000                       5,000         .08%           0          0%
Jeff Gordon
   2,500                       2,500         .04%           0          0%
Steve Loeb
   2,500                       2,500         .04%           0          0%
Peter S. Palmer
   and Patricia Palmer
   5,000                       5,000         .08%           0          0%
Henry Gordon
   5,000                       5,000         .08%           0          0%
Bruce M. Yelder
   5,000                       5,000         .08%           0          0%
Laurence Gross
   5,000                       5,000         .08%           0          0%


George Inserra
   5,000                       5,000         .08%           0          0%
Bill Zupner
   10,000                     10,000         .16%           0          0%
Phillip and Sara Sunshine
   10,000                     10,000         .16%           0          0%
Richard E. Marks as Custodian
   For Dempsey Marks
   10,000                     10,000         .16%           0          0%
Richard E. and Rebecca Marks JT
   10,000                     10,000         .16%           0          0%
Norman Chandler Fox
   20,000                     20,000         .32%           0          0%
Stanley Fox
   10,000                     10,000         .16%           0          0%
Mitchell H. Fox and Ruth Fox
   10,000                     10,000         .16%           0          0%
Mark and Anne Mansfield
   10,000                     10,000         .16%           0          0%
Andy Gordon
   5,000                       5,000         .08%           0          0%
Frederick & Alma Tudal
   Family Trust               25,000         .40%           0          0%

(1)Represents Common Shares underlying the A Warrants.
(2)Represents percent of A Warrants currently owned. There were 1,475,000 A Warrants issued and outstanding prior to this offering.
(3)Mr. Gordon is an officer and a director of the Company.
(4)Mr. Harrison is an officer and a director of the Company.


----------------------------------------------------------
                       TERMS OF THE OFFERING
----------------------------------------------------------

Plan of Distribution.

The Selling Security Holders may sell the Common Shares offered hereby in one or more transactions (which may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such
prevailing market prices or at negotiated prices.   The Selling Security
Holders may effect such transactions by selling the Shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchaser(s) of the Common Shares for whom they my act as agent or to whom they may sell
as principals, or both.   The Selling Security Holders and any agents,
dealers or underwriters that act in connection with the sale of the Common Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the Common Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

The Company is not aware of any current or future plans, proposals, arrangements or understandings by any Selling Security Holders to distribute their registered shares of Common Stock of the Company to their respective outstanding shareholders or partners.

The Company is not aware of any plans, arrangements or understandings by any Selling Security Holders to sell their registered shares of Common Stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

The Company will receive no portion of the proceeds from the sale of the Common Shares by the selling shareholder and will bear all of the costs relating to the registration of this Offering (other than any fees and
expenses of counsel for the Selling Security Holders).   Any commissions,
discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the Common Shares will be borne by the Selling Security Holders.

Offering Procedure.   This Offering will terminate on or before June 30,
2000. In the Company's sole discretion, the offering of Units may be extended for up to three Thirty day periods, but in no event later than September 30, 2000.


--------------------------------------------------------------
                 SOURCE AND USE OF PROCEEDS
--------------------------------------------------------------

The Company shall not receive any cash proceeds from the sale of Common Shares by the Selling Security Holders.

Any proceeds received from the subsequent exercise of the A Warrants shall be used as working capital and to expand operations. Due to the uncertainty of the timing and amount of actual funds, which may be received upon exercise of the Warrants, no specific breakdown of uses
have been established by the Company.   The aggregate amount of proceeds
if all of the A Warrants are exercised is $1,000,000. If all of the A Warrants are exercised, the proceeds shall be utilized over a one year period.


------------------------------------------------------
                       DILUTION
------------------------------------------------------


Further Dilution. The Company may issue additional restricted Common Shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's Common Shares and investors in this offering. See "SALES OF STOCK PURSUANT TO RULE 144."


-------------------------------------------------------
                        THE COMPANY
-------------------------------------------------------

The Company is authorized to issue a total of 50,000,000 shares of its capital stock (Common Shares), par value per share of $.001.

The Company's principal offices are located at 520 North Kings Road,
Suite 214, Los Angeles, California 90048.   Its telephone number at such
address is (323) 852-9877.   These offices consist of 300 square feet and
are provided free of charge from Mr. Gordon, secretary, vice-president and director of the Company.

There are presently outstanding 6,323,160 Common Shares and 2,000,000 A
Warrants.   This does not include any Common Shares that may be issued
upon subsequent exercise of the Class A Warrants.    See "DILUTION",
"DESCRIPTION OF SECURITIES" and "CERTAIN TRANSACTIONS."

Employees. As of the date of this Prospectus, the Company has no full time and no part time employees. See "RISK FACTORS."

The Company employs the services of sub-contractors as needed.

Government Regulations.   At the present time, there are no pervasive
regulations of the Company's business.

Competition.   Although the Company does not know of any food and
beverage directory geared to the United States market which promotes foreign food and beverage makers, there is significant competition in the
food and beverage promotion industry.   The Company competes with
established companies and other entities (many of which possess
substantially greater resources than the Company).   Almost all of the
companies with which the Company competes are substantially larger, have more substantial histories, backgrounds, experience and records of successful operations, greater financial, technical, marketing and other resources, more employees and more extensive facilities than the Company
now has, or will have in the foreseeable future.   It is also likely that
other competitors will emerge in the near future.   There is no assurance
that the Company will continue to compete successfully with other
established companies.   The Company shall compete on the basis of price
and quality. Inability to compete successfully might result in increased costs, reduced yields and additional risks to the investors herein.

-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

The Company, its internet website, Global Foods Online.com, and its printed directories aim to provide an effective forum for food, beverage and confectionery manufacturers from around the world to sell their
products in the United States and Canada.   Currently, the United States
market alone in valued in excess of $49 billion annually for the sales of specialty, ethnic and gourmet foods (Gourmet News 1997). Based on in-house research, the Company estimates that the market will grow to $75 billion over the next seven years (in an overall market currently valued at $720 billion and growing).

Global Foods Online. com.   The Company's website will be accessible to
both the food-industry purchasing professionals and the millions of average consumers who shop via the Internet through countless numbers of Internet browsers.

The Company's website will have an extensive range of consumer-oriented information and product sales including chat rooms, recipes and other informative and entertaining data on ethnic and specialty foods and beverages. It will also include help for consumers looking to locate and
purchase a specific product in their area.   The website will offer such
features as paid "Wine of the Month" club memberships, travel packages and cruises hosted by famous chefs and cooking schools worldwide.

While online, website users can join live chats with famous chefs, purchase diet programs and cookbooks as well as kitchenware and cookware, join recipe exchange clubs and generally keep on top of what's happening
in the food industry around the world with food trend updates.   Also
featured will be a guide to famous restaurants around the world, including their menus and most popular recipes, sources for food and beverage giftpacks, global food magazine subscriptions, audio and video tapes on cooking and much more.

The focal point of the Company's website will be a frequently-updated directory of specialty food and beverage manufacturers from around the
world who desire to sell to the United States and Canadian markets.   A
full color version of this industry-focused directory will also be available in print form.

Printed Directory.   The "International Food and Beverage Source
Directory" will be printed quarterly, published in a magazine style and sent, at no change, to an estimated 50,000 selected food buyers, distributors, brokers, wholesalers, importers, supermarket buyers and
other decision-makers in the United States and Canada.   Management is of
the opinion that these food-industry professionals are constantly seeking new products and trends to add to the array of ethnic specialty foods available in supermarkets, independent retail stores, food service groups and restaurants and are required by food manufacturers to represent them
for sales to retailers.    Non-food oriented advertisers will also be
included, including airlines, financial and credit card companies, hotels and a myriad of other related service industries.

Advertising revenue.   This combination of a consumer-oriented website
with a printed directory aimed at the food industry makes targeted and effective advertising available for small, medium and emerging food
companies worldwide.   Based on in-house research, the Company estimates
that there are in excess of 500,000 prospective manufacturer advertisers globally who are interested in marketing their food and beverage products to the United States and Canada markets.

The Company will receive revenue from the sale of advertisements on the
website and in the printed directory.   The advertising fees will be
dependent upon the size and location of each advertisement and will be determined on a per advertisement basis.

----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties. Demand for the Company's services will be dependent on, among other things, general economic conditions which are cyclical in nature. Inasmuch as a major portion of the Company's activities is the directory publication solely niche marketed to food and beverage manufacturers, the Company's business operations may be adversely affected by the Company's competitors and prolonged recessionary periods.

Capital and Source of Liquidity. The Company currently has no material commitments for capital expenditures.

The Company recently completed an offering of its Common Shares pursuant to Rule 505 of the Securities Act of 1933. Pursuant to the offering, the Company sold 700,000 Common Shares for the aggregate purchase price of
$.10 per Common Share or $70,000.   In April 1999, the Company advanced
$30,000 of those proceeds to its president for the purpose of establishing a sales office in London, England.

The Company expects that the net proceeds from its recent offering and the cash flow from future operations upon commencement, if any, will be sufficient to allow the Company to meet the expected growth in demand for its products and services. Additionally, the Company expects to utilize any proceeds received from the exercise of the Class A Warrants to expand
operations.   However, there can be no assurance that sufficient warrant exercise will occur or that future advertising sales will meet the
Company's growth expectations.   Should either of these fail to occur,
the Company may elect to (i) reduce the planned expansion of operations or (ii) pursue other financing alternatives such as a rights offering, warrant exercise or borrowings. Implementation of either of the foregoing options could delay or diminish the Company's planned growth and adversely affect its profitability.

On a long-term basis, liquidity is dependent on increased revenues from
operations, additional infusions of capital and debt financing.   The
Company believes that additional capital and debt financing in the short term will allow the Company to commence its marketing and sales efforts and thereafter result in revenue and greater liquidity in the long term. However, there can be no assurance that the Company will be able to obtain additional equity or debt financing in the future, if at all.

Results of Operations.    Prior to March 1999, the Company's activities
have been limited to organization and capital formation.   During March
1999, the Company acquired 100% of the stock of IB&F Media Corporation(Media) is in exchange for 4,000,000 shares of its common
stock.   At the merger date, Media was an inactive company, which had no
assets and had not begun business operations.   For the year ended April
30, 1999, the Company had operating expenses of $121,339 consisting primarily of $consulting fees of $99,355, printing of $11,000, professional fees of $4,928 and miscellaneous expenses of $6,056.

Plan of Operation.   The Company, over the next twelve months intends to
distribute domestic and international food products in the United States and internationally and to utilize the World Wide Web in the implementation of its planned business operations. The Company has no
need of product research and development.   Management possesses the
experience to implement its business plan.   No significant equipment
purchases are planned over the next twelve months.

The Company shall seek to maintain low operating expenses while commencing operations and increasing operating revenues. The Company is
focusing on maintaining a low cost administrative approach.   However,
increased marketing expenses will probably occur in future periods as the Company attempts to further increase its marketing and sales efforts.

Year 2000 Compliance.  The Company will acquire only software and
hardware that is already in compliance with the Year 2000 issue.   The
Company has a reasonable basis to conclude that the Year 2000 issue will not materially affect future financial results, or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause". The term of office of each officer of the Company is at the pleasure of the Company's Board.

The principal executive officers and directors of the Company are as follows:

Name                         Position                 Term(s) of Office

John Harrison, age 68     President/Director          April 6, 1999
                                                         To present
David Gordon, age 71   Secretary/Vice President       April 6, 1999
                             Director                    To present
Phillip Fox                  Director                 April 6, 1999
                                                         To present

Resumes:

David Gordon - Mr. Gordon was the co-founder of IF&G Media Corporation
from inception in November 1998 until its merger with the Company.   From
1994 to 1999, Mr. Gordon was self-employed as a public relations consultant, marketing consultant and a publishing consultant.

John Harrison - Mr. Harrison was the co-founder of IF&G Media Corporation from inception in November 1998 until its merger with the Company. From March 1994 to present, Mr. Harrison has been the owner, senior partner and designer of Harrison Consultancy, a design and marketing consultancy. From March 1992 to present, Mr. Harrison has been chief executive officer and 50% owner of Shamrock foods Exports Ltd., a food export marketing to the United States.

Phillip Fox.   From 1993 to present, Mr. Fox has worked as an independent consultant in the field of strategic marketing and securities consulting. Remuneration

To date, the Company has not paid any remuneration to its officer other than Phillip Fox who received 290,000 Common Shares for services rendered.

Board of Directors Compensation. Members of the Board of Directors will receive $500 per meeting if said Directors are not separately compensated by the Company and will be required to attend a minimum of four meetings per fiscal year. All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by the Company. Director liability insurance may be provided to all members of the Board of Directors. The Company has not yet obtained such insurance and does not have any specifics for available
cost and coverage.   The Company does not have a specific time frame to
obtain the insurance.   No differentiation is made in the compensation of
"outside directors" and those officers of the Company serving in that capacity.

Conflicts of Interest Policy. The Company has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of the Company's Board of Directors. The Bylaws of the Company provide that no such transactions by the Company shall be either void or voidable solely because of such relationship or interest of directors or officers or solely because such directors are present at the meeting of the Board of Directors of the Company or a committee thereof which approves such transactions, or solely because their votes are counted for such purpose if: (i) the fact of such common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of such interested directors; or (ii) the fact of such common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the Common Shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of shareholders), or (iii) the contract or transaction is fair and reasonable to the Company at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Company or a committee thereof which approves such transactions.

Indemnification. The Company shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or served any other enterprise as director, officer or employee at the request of the Company. The Board of Directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Company.

Pursuant to the Company's bylaws, the Company shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of The Nevada Business Corporation Act and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

Subject to the provisions of Nevada Revised Civil Statues and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;
2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or
4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

 Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

Officer Advance.   On April 23, 1999, the Company advanced $30,000 to its
president for the purpose of establishing a sales office in London,
England.   At April 30, 1999, the funds had not been deposited into a bank account owned by the Company and none of the funds had been
expended.   The Company expects that the full amount of the advance will be utilized for authorized business purposes during the fiscal year ended April 30, 2000.


----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 6,323,160 Common Shares outstanding. The following tabulates holdings of shares of the Company by each person who, subject to the above, at the date of this Memorandum, holds of record or is known by Management to own beneficially more than 5.0% of the Common Shares and, in addition, by all directors and officers of the Company individually and as a group.

                 Shareholdings at Date of
                      This Memorandum

                                                                              Percentage of
                                                                               Outstanding
                                                                                Shares as
                                                                                 Adjusted
                                                                                 to Reflect
                                                           Percentage           Conclusion
                                  Number & Class            Prior to               of the
Name and Address                  of Shares(1)              Offering              Offering


John Harrison
70 Alder Lodge
Stevenage Road
London SW6 6NR England               1,950,000              30.84%                30.44%

David Gordon
520 North Kings Road
Suite 214
Los Angeles, CA 90048                1,950,000              30.84%                30.44%

Phillip Fox
200 North Swall Drive
Suite 358
Beverly Hills, CA 90211
                                       340,000               5.38%                  .79%

Timothy Miles
10 Office Park Road, Suite 222
Hilton Head Island, SC 29928            502,865               7.95%                2.26%

All Officers and Directors
as a Group (3 persons)                4,240,000              67.06%               61.67%

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

----------------------------------------------------------
         SHARES ELIGIBLE FOR FUTURE SALE
----------------------------------------------------------

The Company currently has 6,323,160 shares of Common Stock outstanding. Of these, 4,475,000 Common Shares will be "restricted securities" after the offering and may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Other securities may be issued, in the future, in private transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of the Company's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited. Nonaffiliates may each sell without limitation shares held for three years. The Company will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of the Company's Shares in the over-the-counter market,
should a market develop.   Prior to this offering there has been no
public market for the Common Stock of the Company.   The effect, if any,
of a public trading market or the availability of shares for sale at
prevailing market prices cannot be predicted.   Nevertheless, sales of
substantial amounts of shares in the public market could adversely effect prevailing market prices.


----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS
----------------------------------------------------------

Prior to this Offering, there has been no market for the Company's common
stock.   Upon successful completion of this offering, the Company intends to apply to have its common stock traded on the OTC Bulletin Board. If the Company is not accepted on the OTC Bulletin Board, the Company will list its Common Shares on the pink sheets.

Holders.   The approximate number of holders of record of the Company's
 .001 par value common stock, as of June 30, 1999 was 273.

Dividends.   Holders of the Company's common stock are entitled to
receive such dividends as may be declared by its Board of Directors.

Broker-Dealer Sales of Company Securities.    Until the Company
successfully obtains a listing on the NASDAQ quotation system, if ever, the Company's securities may be covered by Rule 15g-2 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or
$300,000 jointly with their spouse).   For transactions covered by the
rule, the broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in designated securities, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in designated securities are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in designated securities; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph
(ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of
the written statement.   A designated security means any equity security
other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation in the NASDAQ system; (iii) that has a price of five dollars or more or . .
 . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the
transaction with the person.    Consequently, the rule may affect the
ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

The Company's securities will likely trade below $5.00 and such securities will be subject to the penny stock rules discussed above.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

Qualification. The following statements constitute brief summaries of the Company's Certificate of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws.

The Company's articles of incorporation authorize it to issue up to
50,000,000 Common Shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common Stock.   Holders of Common Shares of the Company are entitled to
cast one vote for each share held at all shareholders meetings for all
purposes.   There are no cumulative voting rights.  Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering. All outstanding Common Shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of Directors to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends, if any, will depend upon, among other considerations, the Company's need for working capital and its financial conditions at the time.

Warrants.    The Company authorized the issuance of 2,000,000 A Warrants.
There are currently outstanding, 2,000,000 A Warrants. The A Warrants are exercisable into one common share at the purchase price of $.50.
The A Warrants shall be exercisable for a period of two years and shall be redeemable by the Company at $.001 per A Warrant upon thirty days notice.

Transfer Agent. Fidelity Transfer Company acts as transfer agent for the Company.

-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

The due issuance of the Common Shares offered hereby will be opined upon for the Company by J. M. Walker, Attorney-At-Law, in which opinion Counsel will rely on the validity of the Certificate and Articles of Incorporation issued by the State of Nevada, as amended and the representations by the management of the Company that appropriate action under Nevada law has been taken by the Company.

--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------

The Company is not involved in any legal proceedings as of the date of this Prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this Prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the Prospectus are affiliated with the Company.

--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Index to Financial Statements


Independent Auditor's Report dated May 21, 1999
Balance Sheet for the year ended April 30, 1999
Statement of Operations for Year Ended April 30, 1999 and April 30, 1998 Statement of Changes in Stockholders' Equity For the Years ended April 30, 1999 and 1998
Statements of Cash Flows For the Years Ended April 30, 1999 and 1998 Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Global Foods Online, Inc.
(a Development Stage Company)

We have audited the balance sheet of Global Foods Online, Inc. as of April 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two year period then ended and for the period from inception (February 4, 1997) to April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Global Foods Online, Inc. as of April 30, 1999, and the results of its operations and cash flows each of the years in the two year period then ended and for the period from inception (February 4, 1997) to April 30, 1999, in conformity with generally accepted accounting principles.




                         James E. Scheifley & Associates, P.C.
                          Certified Public Accountants

Denver, Colorado
May 21, 1999

            Global Foods Online, Inc.
          (A Development Stage Company)
                  Balance Sheet
                  April 30, 1999

                      ASSETS

Current assets:                                               1999

  Cash                                                    $   7,095
  Officer advance                                            30,000
      Total current assets                                   37,095
                                                          ---------
Total assets                                              $  37,095

               STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                        $   6,528
                                                          ---------
      Total current liabilities                               6,528


Stockholders' equity:
 Common stock, $.001 par value,
  50,000,000 shares authorized, 6,073,160 shares
  issued and outstanding                                      6,073
 Additional paid in capital                                 150,075
 (Deficit) accumulated during
   development stage                                       (125,581)
                                                          ---------
                                                             30,567
                                                          ---------

                                                          $  37,095


See accompanying notes to financial statements.

                 Global Foods Online, Inc.
               (A Development Stage Company)
                 Statements of Operations
            Years Ended April 30, 1999 and 1998

                                                   Year              Year          Period From
                                                   Ended             Ended          Inception To
                                                  April 30,         April 30,         April 30,
                                                    1999              1998              1999

 Operating expenses                              $   121,339       $       -         $   121,339
                                                 -----------       -----------       -----------
(Loss from operations) and net (loss)            $  (121,339)      $       -         $  (121,339)


Per share information:
 Basic and diluted (loss) per common share       $       -         $       -         $       -

 Weighted average shares outstanding                 1,000,000            97,594         1,000,000




See accompanying notes to financial statements.

            Global Foods Online, Inc.
          (A Development Stage Company)
  Statement of Changes in Stockholders' Equity
 For the Period From Inception to April 30, 1999

                                                                                         Deficit
                                                                       Additiona         Accumulated
                                                Common Stock            Paid-in        During Develop-
                    ACTIVITY                Shares           Amount     Capital          ment Stage            Total
Post bankruptcy shares outstanding
  on February 4, 1997                        98,160      $        98      $       -        $    (4,242)       $    (4,144)
                                         ----------      -----------      -----------      -----------        -----------
Balance April 30, 1997 through
 April 30, 1998                              98,160                                             (4,242)            (4,144)

Common stock sold for cash in
  February 1999 @ $.002 per share           525,000              525              525                               1,050

Shares issued to complete merger
  during March 1999 @ $.002 per share     4,000,000            4,000            4,000                               8,000

Common stock sold for cash in
  April 1999 @ $.10 per share               450,000              450           44,550                              45,000

Common issued for services in
  April 1999 @ $.10 per share             1,000,000            1,000           99,000                             100,000

Sale of common stock warrants in
  February 1999 @ $.001 per warrant                                             2,000                               2,000

Net (loss) for the year
 ended April 30, 1999                          -                -                -            (121,339)          (121,339)
                                         ----------      -----------      -----------      -----------        -----------
Balance, April 30, 1999                   6,073,160      $     6,073      $   150,075      $  (125,581)       $    30,567


See accompanying notes to financial statements.

                  Global Foods Online, Inc.
                (A Development Stage Company)
                  Statements of Cash Flows
             Years Ended April 30, 1999 and 1998

                                                   Year              Year              Period From
                                                   Ended             Ended             Inception To
                                                  April 30          April 30             April 30
                                                    1999              1998                 1999

Net income (loss)                                $  (121,339)       $       -          $    (125,581)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Common stock issued for services                  100,000                                 100,098
   Charge off of goodwill                              8,000                                   8,000
  Changes in assets and liabilities:
   (Increase in officer advance)                     (30,000)                                (30,000)
   Increase in accounts payable                        2,384                -                  6,528
                                                 -----------         -----------        ------------
  Total adjustments                                   80,384                -                 84,626

                                                 -----------         -----------        ------------
Net cash provided by (used in)
   operating activities                              (40,955)                                (40,955)

Financing activities:
  Sale of common stock for cash                       46,050                                  46,050
  Sale of common stock warrants                        2,000                -                  2,000
                                                 -----------         -----------        ------------
Net cash provided by financing activities             48,050                -                 48,050
                                                 -----------         -----------        ------------

Increase (decrease) in cash                            7,095                -                  7,095
Cash and cash equivalents,
 beginning of period                                    -                   -                    -
                                                 -----------         -----------        ------------
Cash and cash equivalents,
 end of period                                    $    7,095         $      -           $      7,095


      See accompanying notes to financial statements.

                  Global Foods Online, Inc.
                (A Development Stage Company)
                  Statements of Cash Flows
             Years Ended April 30, 1999 and 1998

                                               Year              Year          Period From
                                               Ended             Ended          Inception To
                                             April 30          April 30          April 30
                                                1999              1998              1999
Supplemental cash flow information:
   Cash paid for interest                     $     -           $    -            $    -
   Cash paid for income taxes                 $     -           $    -            $    -






      See accompanying notes to financial statements.

Global Foods Online, Inc.
Notes to Financial Statements
April 30, 1999


Note 1. Organization and Summary of Significant Accounting Policies.

The Company was incorporated in Nevada on September 14, 1990. The Company is in its development stage and to date its activities have been limited to organization and capital formation. The Company's development stage began on February 4, 1997 upon the issuance by the United States Bankruptcy Court, District of Idaho of an order approving Trustee's report of no distribution and closing estate with the respect to the Company's filing under Chapter 7 of the Bankruptcy Code. The Company was formerly known as Valley Fish Products, Inc. The Company plans to distribute domestic and international food products in the United States and internationally and to utilize the World Wide Web in the implementation of its planned business operations.

During February 1999, the Company's Board of Directors authorized reverse stock splits aggregating 1 share for 200 shares. All share and per share information included in these financial statements has been restated to reflect the results of the reverse stock splits.

     Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, IF&B Media Corporation. All significant inter-company balances and transactions have been eliminated.


     Property, Plant and Equipment:
Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the straight-line method.
Estimated useful lives range from 3 to 5 years.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

     Intangible Assets:
The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company to date.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation paid by the Company during the period ended April 30, 1999 is disclosed in Note 4.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.


In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date which would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in its one planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date which would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.


Note 2.  Business Acquisition

During March 1999, the Company acquired 100% of the stock of IB&F Media Corporation (Media) in exchange for 4,000,000 shares of its common stock. At the Merger date Media was an inactive company which was incorporated in California on November 24, 1998. At the merger date, Media had no assets and had not begun business operations.

The fair value of the shares issued to effect the merger aggregated $8,000 and was based on the price paid by individual investors ($.002 per share) for shares sold by the Company during February 1999. Had the merger been completed at the beginning of the 1999 fiscal year, the results of operations for the year ended April 30, 1999 would remain unchanged.


Note 3.  Officer advance.

On April 23, 1999, the Company advanced $30,000 to its president for the purpose of establishing a sales office in London, England. At April 30, 1999 the funds had not been deposited into a bank account owned by the Company and none of the funds had been expended. The Company expects that the full amount of the advance will be utilized for authorized business purposes during the fiscal year ended April 30, 2000.

Note 4.  Stockholders' equity.

During February 1999 the Company completed a private placement of its common stock whereby 525,000 shares of restricted common stock were sold for gross proceeds of $1,050.

During March 1999, the Company completed the merger with Media whereby 4,000,000 shares of its restricted common stock were exchanged for all of the outstanding common stock of Media (see Note 2.).

During April 1999 the Company completed a private placement of its common stock whereby 450,000 shares of restricted common stock were sold for gross proceeds of $45,000.

During February 1999, warrants to purchase an aggregate of 2,000,000 shares of restricted common stock at an exercise price of $.50 per share were authorized by the Company's Board of Directors. The warrants are exercisable for a period of three years. During February 1999, the Company sold warrants the warrants for gross proceeds of $2,000. There is no compensation effect associated with the sale of the warrants.


In April 1999 the Company issued an aggregate of 1,000,000 shares of its common stock for financial advisory services, and accounting and management services provided to the Company by two independent consultants. The fair value of the shares issued for the services amounted to $.10 per share and such value is consistent with the cash amount paid by the Company's investors during the comparable period.

Note 5.  Income taxes.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company currently has net operating loss carryforwards aggregating approximately $121,000 which expire beginning in 2014. Operating losses incurred by the Company prior to its emergence from bankruptcy may not be available to the Company to offset future taxable income due to the change in ownership of the Company precipitated by the merger with Media. The deferred tax asset resulting from the operating loss carryforward described above (approximately $30,500) has been fully reserved as the Company cannot predict future profitable operations which would generate the taxable income necessary for its utilization.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.  Indemnification of Officers and Directors.

The By-Laws of the Company provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Global Foods Online, Inc. (hereinafter in this Part II referred to as the "Company") are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                        367.19
Printing and Engraving Fees                                   7,500.00
Legal Fees                                                   20,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                         1,500.00
Miscellaneous                                                 2,500.00

Total                                                       $36,867.19

Item 26.   Recent Sales of Unregistered Securities.

During February 1999 the Company completed a private placement of its common stock whereby 525,000 shares of restricted common stock were sold at $.001 in cash and services (see list below).

Name                             Total Number           Cash
                                  of Common Shares     Payment

Steven M. Scott                     930                    1.86
Michael D. Muffet                   609                    1.22
Mickey O'Brian                      630                    1.26
David Crisci                      3,255                    6.51
Harold D. Wiebold                45,718                   91,44
Val C. Jensen                    56,500                  113.00
Kenneth Hobbs                     1,102                    2.20
Michael Taylor                    1,750                    3.50
Maurlin Mickelson                    53                     .11
Lori Mickelson                       53                     .11
Barbara Mickelson                    53                     .11
James and Amelia Arana              641                    1.28
Louis and Christy Mendoza        33,250                   66.50
Sarah Maria Mendoza                  67                     .13
Bradley D. King                     875                    1.75

The following shares were issued at $.001 per Common Share for services rendered.

Name                             Total Number
                                  of Common Shares

Mary Ann King                       98,663
Jeffery W. King                     67,523
Timothy Miles                      142,865
Colin Moody                         12,500
Mitsue Tatsugawa                    12,500
Elizabeth Gheen                     12,500
Joel R. Shine                       22,963
Robert Hinchley                     10,000

All of these sales were made pursuant to an exemption from registration
under Section 4(2) of Regulation D.   The sales were made to
sophisticated investors with an ongoing relationship with the Company.

During March 1999, the Company completed the merger with Media whereby 4,000,000 shares of its restricted common stock were exchanged for all of the outstanding common stock of Media.

Name                             Total Number
                                  of Common Shares

Phillip Fox                           50,000
David Gordon                       1,950,000
John Harrison                      1,950,000
Douglas Weil                          50,000

During April and May 1999 the Company completed a private placement of its common stock whereby 700,000 shares of restricted common stock were sold for gross proceeds of $70,000.

Name                             Total Number            Cash
                                  of Common Shares       Payment

Tamie Aceves                       200,000               $20,000
Elizabeth Gheen                     50,000                 5,000
Mitsuo Tatsugawa                    80,000                 8,000
Dennis Knepp                         5,000                   500
John Poli                          100,000                10,000
J.W. Kennedy                        10,000                 1,000
John Schaeffer                      10,000                 1,000
Neal Mark Friedfertig               15,000                 1,500
Lawrence Gordon                      5,000                   500
Griff E. Stone                      10,000                 1,000
David N. Cohen                       5,000                   500
500010 BC LTD.                      10,000                 1,000
391566 BC LTD.                      10,000                 1,000
Russell H. Trager and
   Edna Trager JT WROS               5,000                 5,000
Janet Gildersleeve                   5,000                   500
Jeff Gordon                          2,500                   250
Steve Loeb                           2,500                   250
Peter S. Palmer and Patricia Palmer  5,000                   500
Henry Gordon                         5,000                   500
Bruce M. Yelder                     10,000                 1,000
Laurence Gross                       5,000                   500
George Inserra                       5,000                   500
Bill Zupner                         10,000                 1,000
Phillip and Sara Sunshine           10,000                 1,000
Richard E. Marks as Custodian
   For Dempsey Marks                20,000                 2,000
Richard E. and Rebecca Marks JT     10,000                 1,000
Norman Chandler Fox                 20,000                 2,000
Stanley Fox                         10,000                 1,000
Mitchell H. Fox and Ruth Fox        10,000                 1,000
Mark and Anne Mansfield             10,000                 1,000
Andy Gordon                          5,000                   500
Sharon Miles                        15,000                 1,500
Frederick & Alma Tudal Family Trust 25,000                 2,500


These sales were made pursuant to an exemption from registration pursuant to
Section 505 of Regulation D.   No commissions were paid and no general
solicitation was utilzied.   The offering was approved and/or exempted by
the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

During February 1999, warrants to purchase an aggregate of 2,000,000 shares of restricted common stock at an exercise price of $.50 per share were authorized by the Company's Board of Directors. The warrants are exercisable for a period of three years. During February 1999, the Company sold warrants the warrants for gross proceeds of $2,000 in cash and services.

Name                             Total Number        Cash Payment/
                                  of Warrants          Services

Joel Shine                         500,000          $500/Services
Timothy Miles                      500,000          $500/Services
Mitsuo Tatsugawa                   500,000          $500/Services
Elizabeth Gheen                    500,000          $500/Services

These sales were made pursuant to an exemption from registration under
Section 4(2) of Regulation D.   The sales were made to sophisticated
investors with an ongoing relationship with the Company.

In April 1999 the Company issued an aggregate of 1,000,000 shares of its common stock for financial advisory services, and accounting and management services provided to the Company by two independent consultants. The fair value of the shares issued for the services amounted to $.10 per share and such value is consistent with the cash amount paid by the Company's investors during the comparable period.

Name                             Total Number
                                  of Common Shares

Joel R. Shine                        40,000
Timothy Miles                       360,000
Phillip Fox                         290,000
Moody's Financial Relations, Inc.   310,000

These sales were made pursuant to an exemption from registration under
Section 4(2) of Regulation D.   The sales were made to sophisticated
investors with an ongoing relationship with the Company.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation
(3.2)             Amendment to Articles of Incorporation
(3.3)             Bylaws
(3.4)             Articles of Merger between the Company and IF&G Media
                  Corporation
(4)               Specimen certificate for Common Stock
(4.1)             Specimen Warrant certificate
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the Prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10.1)            Consulting Agreement with Moody's Financial Services
(10.2)            Consulting Agreement with Joel Shine
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable

Item 28.   Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration
Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in such denominations and registered in such names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in the Company's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of London, Country of England on the 15th day of July, 1999.

                                       Global Foods Online, Inc.


                                        /s/ John Harrison
                                        --------------------------------
                                        By John Harrison, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                               Capacity                   Date


/s/John Harrison              Principal Executive Officer   July 15, 1999
-------------------           Principal Financial Officer
                                      Controller/Director

/s/David Gordon                 Principal Financial Officer
                                Controller/Director         July 15, 1999
-------------------


/s/Phillip Fox                  Director                    July 15, 1999
-------------------

